DELTA PETROLEUM CORPORATION
                                   PROXY
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Delta Petroleum Corporation, to be held in the corporate offices of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202 on Tuesday, November 25, 1997, at 10:00 a.m. (local time), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

                                              (Check One)
                                        For    Against    Abstain
Proposal 1:    To approve the four
               nominees to the
               Board of Directors      [   ]    [   ]     [   ]

Proposal 2:    To ratify the
               appointment of
               KPMG Peat Marwick LLP
               as independent auditors [   ]    [   ]     [   ]

     In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 AND 2. All prior proxies are revoked. This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement.


Signature                          Signature (if jointly held)



Print Name                         Print Name



Dated                              Dated




     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING
THE ENCLOSED ENVELOPE.



October 23, 1997

Dear Delta Shareholders:

     On behalf of the Board of Directors, it is a pleasure to invite you to attend the 1997 Annual Meeting of Stockholders at 10:00 a.m. on Tuesday, November 25, 1997 in Denver,
Colorado at the Company's corporate offices.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual
Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued support of the Company.

                                         Sincerely,

                                         s/Aleron H. Larson, Jr.


                                         Aleron H. Larson, Jr.
                                         Chairman of the Board



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             NOVEMBER 25, 1997


TO THE SHAREHOLDERS OF DELTA PETROLEUM CORPORATION:

        As a shareholder of Delta Petroleum Corporation, a Colorado corporation, (the Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Company's corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, on Tuesday, November 25, 1997 at 10:00 a.m. (local time) for the following purposes:

        1)    To elect four directors;

        2) To consider and vote upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending June 30, 1998; and

        3) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

        Shareholders of the Company of record at the close of business on October 15, 1997, are entitled to vote at the meeting and all adjournments thereof.

        A majority of the outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy.
If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

        If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                             By order of the Board of Directors


                             s/Aleron H. Larson, Jr.

                             Aleron H. Larson, Jr.
                             Chairman\Secretary

October 23, 1997



                              PROXY STATEMENT
                                    OF
                        DELTA PETROLEUM CORPORATION

                      ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD ON TUESDAY, NOVEMBER 25, 1997



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Delta Petroleum Corporation ("Delta" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, November 25, 1997, at the Company's corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, at 10:00 a.m., M.S.T., and at any adjournment thereof. Each shareholder of record at the close of business on October 15, 1997 of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share so held. As of September 16, 1997, there were 5,230,631 shares of Common Stock issued and outstanding.

     Shares represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card.
Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for (i) the election of the nominees for directors, and (ii) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.
As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their judgement. The enclosed proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the Proxy
Card enclosed herewith are expected to be first sent to shareholders of the Company on or about October 24, 1997.

     If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).


                           ELECTION OF DIRECTORS

     Directors of the Company are elected annually by the shareholders to serve until the next Annual Meeting of shareholders and until their respective successors are duly elected. The Bylaws of the Company provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Board of Directors has established the size of the Board for the ensuing year at four directors. Accordingly, the Board of Directors is recommending that the four current directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board of Directors has no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors.

     At the Annual Meeting the shares of Common Stock represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

     The Board of Directors recommends a vote for these nominees.

               NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
                         UNTIL NEXT ANNUAL MEETING

     The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company along with the period served as a Director.

       Name              Age           Position(s)      Period of
                                                         Service

Aleron H. Larson, Jr.    52       Chairman of the       May 1987
                                  Board, Chief         to Present
                                  Executive Officer
                                  Secretary, Treasurer,
                                  and a Director

Roger A. Parker          35       President and         May 1987
                                  Chief Operating      to Present
                                  Officer and
                                  a Director


Terry D. Enright         48       Director          November 1987
                                                       to Present

Jerrie F. Eckelberger*   53       Director         September 1996
                                                       to Present


     *   Mr. Eckelberger was appointed as a director on September
27, 1996 to fill the vacancy created by the death of Don Mettler on September 3, 1996.

     The following is biographical information as to the business experience of each current officer and director of the Company.

     Aleron H. Larson, Jr., age 52, has operated as an independent in the oil and gas industry individually and through public and private ventures since 1978. From July of 1990 through March 31, 1993, Mr. Larson served as the Chairman, Secretary, C.E.O. and a Director of Underwriters Financial Group, Inc. ("UFG") (formerly Chippewa Resources Corporation), a public company then listed on the American Stock Exchange which owns approximately 18.74% of the outstanding equity securities of Delta as of the date of this Proxy Statement. Subsequent to a change of control, Mr. Larson resigned from all positions with UFG effective March 31, 1993. Mr. Larson serves as Chairman, CEO, Secretary, Treasurer and Director of Amber, a public oil and gas company which is a majority-owned subsidiary of Delta.
He has also served, since 1983, as the President and Board Chairman of Western Petroleum Corporation, a public Colorado oil and gas company which is now inactive. Mr. Larson practiced law in Breckenridge, Colorado from 1971 until 1974. During this time he was a member of a law firm, Larson & Batchellor, engaged primarily in real estate law, land use litigation, land planning and municipal law. In 1974, he formed Larson & Larson, P.C., and was engaged primarily in areas of law relating to securities, real estate, and oil and gas until 1978. Mr. Larson received a Bachelor of Arts degree in Business Administration from the University of Texas at El Paso in 1967 and a Juris Doctor degree from the University of Colorado in 1970.

     Roger A. Parker, age 35, served as the President, a Director and Chief Operating Officer of Underwriters Financial Group from July of 1990 through March 31, 1993. Mr. Parker resigned from all positions with UFG effective March 31, 1993. Mr. Parker also serves as President, Chief Operating Officer and Director of Amber. He also serves as a Director and Executive Vice President of P & G Exploration, Inc., a private oil and gas company (formerly Texco Exploration, Inc.). Mr. Parker has also been the President, a Director and sole shareholder of Apex Operating Company, Inc. since its inception in 1987. He has operated as an independent in the oil and gas industry individually and through public and private ventures since 1982. He was at various times, from 1982 to 1989, a Director, Executive Vice
President, President and shareholder of Ampet, Inc.   He received
a Bachelor of Science in Mineral Land Management from the University of Colorado in 1983. He is a member of the Rocky Mountain Oil and Gas Association and the Independent Producers Association of the Mountain States (IPAMS).

     Terry D. Enright, age 48, has been in the oil and gas business since 1980. Mr. Enright was a reservoir engineer until 1981 when he became Operations Engineer and Manager for Tri-Ex Oil & Gas. In 1983, Mr. Enright founded and is President and a Director of Terrol Energy, a private, independent oil company with wells and operations primarily in the Central Kansas Uplift and D-J Basin. In 1989, he formed and became President and a Director of a related company, Enright Gas & Oil, Inc. Since then, he has been involved in the drilling of prospects for Terrol Energy, Enright Gas & Oil, Inc., and for others in Colorado, Montana and Kansas. He has also participated in brokering and buying of oil and gas leases and has been retained by others for engineering, operations, and general oil
and gas consulting work.   Mr. Enright received a B.S. in
Mechanical Engineering with a minor in Business Administration from Kansas State University in Manhattan, Kansas in 1972, and did graduate work toward an MBA at Wichita State University in 1973. He is a member of the Society of Petroleum
Engineers and a past member of the American Petroleum Institute and the American Society of Mechanical Engineers.

     Jerrie F. Eckelberger, age 53, is an investor, real estate developer and attorney who has practiced law in the State of Colorado for 26 years. He graduated from Northwestern University with a Bachelor of Arts degree in 1966 and received his Juris Doctor degree in 1971 from the University of Colorado School of Law. From 1972 to 1975, Mr. Eckelberger was a staff attorney with the eighteenth Judicial District Attorney's Office in Colorado. After spending two years in the litigation department of a Denver law firm, he founded Eckelberger & Associates of which he is still the principal member. From 1982 to 1992 Mr. Eckelberger was the senior partner of Eckelberger & Feldman, a law firm with offices in Englewood, Colorado. Mr. Eckelberger previously served as an officer, director and corporate counsel for Roxborough Development Corporation. He is presently the President and Chief Executive Officer of 1998, Ltd., a Colorado corporation actively engaged in the development of real estate in Colorado. He is the Managing Member of The Francis Companies, L.L.C., a Colorado limited liability company, which actively invests in real estate. Additionally, Mr. Eckelberger is the General Partner of 2003 Limited, a Colorado limited partnership specializing in real estate development.

     There is no family relationship among or between any of the Directors.

     Messrs. Enright and Mettler served as the audit committee and as the compensation committee. Messrs. Enright and Mettler also constituted the Incentive Plan Committee for the Delta 1993 Incentive Plan for the Company. Upon appointment of Mr. Eckelberger as a director subsequent to Mr. Mettler's death, Mr. Eckelberger was also appointed to the Audit, Compensation and Incentive Plan Committees to serve with Mr. Enright.

     All directors will hold office until the next annual meeting of shareholders. There are no arrangements or understandings among or between any director of the Company and any other person or persons pursuant to which such director was or is to be selected as a director.

     All officers of the Company will hold office until the next annual directors' meeting of the Company. There is no arrangement or understanding among or between any such officer or any person pursuant to which such officer is to be selected as an officer of the Company.

     There is no employee who is not a designated officer or director who is expected to make any significant contribution to the business of the Company.

                     BOARD OF DIRECTORS AND COMMITTEES

     During fiscal year 1997 the Board of Directors met on 23 occasions either in person or by phone or in lieu thereof acted by consent. The Board of Directors has appointed three committees: the Audit, Compensation, and Incentive Plan Committees. The non-employee directors, Messrs. Eckelberger and Enright, currently serve on all three committees and both are necessary to constitute a quorum. During fiscal year 1997 the Compensation Committee met on one occasion, the Audit Committee on one occasion, and the Incentive Plan Committee on six occasions, either in person or by phone or, in lieu thereof, acted by consent.

     The Compensation Committee makes recommendations to the Board of Directors in the area of executive compensation. The Audit Committee is appointed for the purpose of overseeing and monitoring the Company's independent audit process. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. The Incentive Plan Committee is charged with the responsibility for selecting individual employees to be issued options and other grants under Delta's 1993 Incentive Plan, as amended. Members of the Incentive Plan Committee, as non-employee directors, are automatically awarded options on an annual basis under a fixed formula under the 1993 Incentive Plan, as amended. (See "Compensation of Directors").

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        SHAREHOLDERS AND MANAGEMENT

    (a)  Security Ownership of Certain Beneficial Owners:

     The following table presents information concerning persons known by management to own beneficially 5% or more of the issued and outstanding voting securities of the Company at August 5, 1997.

                 Name and Address     Amount and Nature
Title of         of Beneficial        of Beneficial      Percent
Class(1)         Owner                  Ownership     of Class(2)

Common Stock     Aleron H. Larson, Jr.  1,584,158       27.84%
                 555 17th St., #3310     shares (5)
                 Denver, CO 80202

Common Stock     Roger A. Parker        1,526,695       27.34%
                 555 17th St., #3310     shares (4)
                 Denver, CO 80202

Common Stock     Aleron H. Larson, Jr.  2,105,195        34.84%
                 & Roger A. Parker       shares (5)
                 (as a group)
                 555 17th St., #3310
                 Denver, CO 80202

Common Stock     Underwriters Financial  980,180         18.74%
                 Group, Inc.             shares (6)
                 80 Maiden Lane
                 New York, NY 10038

Common Stock     Burdette A. Ogle       761,891          14.29%
                 1224 Coast Village     shares (7)
                 Rd, #24
                 Santa Barbara, CA 93108


(1) Delta has an authorized capital of 300,000,000 shares of $.01 par value Common Stock of which 5,230,631 shares were issued and outstanding as of August 5, 1997. Delta also has an authorized capital of 3,000,000 shares of $.10 par value preferred stock of which no shares were outstanding at June 30, 1997. As of August 5, 1997, Delta had outstanding warrants and options to purchase 639,500 shares of Common Stock at prices ranging from $1.25 per share to $8.50 per share. Additionally, Delta had outstanding options which were granted to officers and employees to purchase up to 1,262,077 shares of Common Stock at prices ranging from $1.25 to $9.75 per share.

(2) The percentage set forth after the shares listed for each beneficial owner is based upon total shares outstanding of 5,230,631. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.

(3) Includes 111,000 shares owned by Mr. Larson's wife and 2,000 shares owned by each of his four children (119,000 in aggregate); 7,000 options to purchase shares of Common Stock at $2.50 per share until July 25, 2005; 100,000 options exercisable at a price of $3.25 per share until June 9, 2003; 177,500 options exercisable at a price of $1.25 per share until September 21, 2004; 75,000 options exercisable at a price of $3.25 per share until August 30, 2005; and 100,000 options exercisable at a price of $3.25 per share until November 14, 2006. Also includes 980,180 shares owned by Underwriters Financial Group, Inc.;
5,178 shares owned by Willie Lee Lipsey; 13,000 shares owned by the Woolworth Fund, Inc.; and 7,300 shares owned by the Gaylord-Woolworth Trust, for which Mr. Larson has shared voting power with Mr. Parker but for which he has no investment power. The durations of the voting agreements affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) are as follows:
Underwriters Financial Group, Inc. - until December 31, 2002; Willie Lee Lipsey - until December 31, 1997; Woolworth Fund, Inc. -until December 31, 1997; Gaylord-Woolworth Trust - until December 31, 1997.

(4) Includes 168,060 shares owned by Mr. Parker directly; 7,000 options to purchase shares of Common Stock at $2.50 per share until July 25, 2005; 78,427 options exercisable at a price of $3.25 per share until June 9, 2003; 92,550 options exercisable at a price of $1.25 per share until September 21, 2004; 75,000 options exercisable at a price of $3.25 per share until August 30, 2005; and 100,000 options exercisable at a price of $3.25 per share until November 14, 2006. Also includes 980,180 shares owned by Underwriters Financial Group, Inc.; 5,178 shares owned by Willie Lee Lipsey; 13,000 shares owned by the Woolworth Fund, Inc., and 7,300 shares owned by the Gaylord-Woolworth Trust, for which Mr. Parker has shared voting power with Mr. Larson but for which he has no investment power. The durations of the voting agreements affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) are as follows: Underwriters Financial Group, Inc. - until December 31, 2002; Willie Lee Lipsey - until December 31, 1997; Woolworth Fund, Inc. - until December 31, 1997; Gaylord-Woolworth-Trust - until December 31, 1997.

(5) Includes all warrants, options and shares referenced in footnotes (3) and (4) above as if all warrants and options were exercised and as if all resulting shares, including shares covered by the above referenced voting agreements, were voted as a group.

(6) These shares are subject to a voting agreement referenced in footnotes (3) and (4) above.

(7) Includes 635,264 shares owned by Mr. Ogle directly, 26,627 shares owned beneficially by Sunnyside Production Company, and warrants to purchase 100,000 shares of Common Stock at $8.00 per share until August 31, 1999 with a call provision whereby the Company may repurchase any unexercised warrants for an aggregate sum of $1,000 after the Company stock has traded for $10.00 per share or greater for 30 consecutive trading days.

    (b)  Security Ownership of Management:

                                  Amount and Nature
Title of      Name of Beneficial   of Beneficial       Percent of
Class (1)         Owner                Ownership        Class (2)


Common Stock  Aleron H. Larson, Jr.   1,584,158           27.84%
                                      shares (3)
Common Stock  Roger A. Parker         1,526,695           27.34%
                                      shares (4)
Common Stock  Terry D. Enright           30,000           00.57%
                                      shares (5)
Common Stock  Jerrie F. Eckelberger       1,875           00.04%
                                      shares (6)
Common Stock  Officers and Directors  2,137,070           30.18%
             as a Group (4 persons)   shares (7)

(1) See Note (1) to preceding table

(2) See Note (2) to preceding table

(3) See Note (3) to preceding table

(4) See Note (4) to preceding table

(5) Includes 5,000 Class D Warrants to purchase shares of common stock at $1.25 per share until the underlying shares are registered; 10,000 Class I warrants to purchase stock at $3.50 per share until June 9, 2003; 7,500 options to purchase shares of Common Stock at $3.30 per share until November 11, 2006; and 7,500 options to purchase shares of Common Stock at $3.15 per share until December 31, 2006.

(6) Includes 1,875 options to purchase shares of Common Stock at $2.98 per share until December 31, 2006.

(7) Includes 980,180 shares owned by UFG; 5,178 shares owned by Willie Lee Lipsey; 13,000 shares owned by the Woolworth Fund, Inc.; and 7,300 shares owned by the Gaylord-Woolworth-Trust as of August 5, 1997 which are voted by Messrs. Larson and Parker under voting agreements described in footnotes (3) and
(4) above and includes all warrants and options referenced in footnotes (3), (4), (5) and (6) above.

    (c)  Change in Control.  Not applicable.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                      ANNUAL COMPENSATION
NAME AND
PRINCIPAL POSITION            PERIOD            SALARY      BONUS

Aleron H. Larson, Jr.       Year Ended
Chairman, CEO,                6/31/97         $198,000    $55,000
Secretary, Treasurer,
and a Director             Year Ended
                              6/30/96          189,000     55,000

                            Year Ended
                               6/30/95         180,000    -0-


                                         LONG TERM
                                         COMPENSATION
                                         AWARDS
                                         SECURITIES
                                         UNDERLYING
NAME AND                                   OPTIONS/  ALL OTHER
PRINCIPAL POSITION           PERIOD          SARS    COMPENSATION


Aleron H. Larson, Jr.      Year Ended
Chairman, CEO,               6/31/97      100,000(2)         -0-
Secretary, Treasurer,                     100,000(3)
and a Director             Year Ended
                              6/30/96      75,000(4)         -0-
                           Year Ended
                              6/30/95     177,500(5)         -0-


                                      ANNUAL COMPENSATION
NAME AND
PRINCIPAL POSITION            PERIOD            SALARY      BONUS

Roger A. Parker             Year Ended
President, Chief              6/31/97         $198,000    $55,000
Operating Officer,
and a Director             Year Ended
                              6/30/96          189,000     55,000

                            Year Ended
                               6/30/95         180,000    -0-




                                        LONG TERM
                                        COMPENSATION
                                        AWARDS
                                        SECURITIES
                                        UNDERLYING
NAME AND                                OPTIONS/      ALL OTHER
PRINCIPAL POSITION           PERIOD      SARS        COMPENSATION

Roger A. Parker         Year Ended
President, Chief           6/31/97      100,000(2)       -0-
Operating Officer,                       78,427(3)
and a Director          Year Ended
                           6/30/96       75,000(4)       -0-
                        Year Ended
                           6/30/95      177,500(5)    $6,338(6)


(1) Includes reimbursement of certain expenses.

(2) Options to purchase 100,000 shares of Common Stock at $3.25/share until August 30, 2006 under the Delta 1993 Incentive
Plan.

(3) Previously granted options to purchase shares until June 9, 2003 with exercise price repriced from $3.75 to $3.25 per share during fiscal year 1997.

(4) Options to purchase 75,000 shares of Common Stock at $3.25/share until August 30, 2005 under the Delta 1993 Incentive
Plan. Exercise price of these options was repriced from $5.375 to $3.25 per share during fiscal year 1997.

(5) Options to purchase 177,500 shares each of Common Stock at $1.25/share until September 21, 2004 were granted to Aleron H. Larson, Jr. and Roger A. Parker on September 21, 1994 under the Delta 1993 Incentive Plan. On that date, the same parties each surrendered for cancellation an equal number of Class D warrants to purchase shares at $1.25 per share until August 8, 1995.

(6) This amount represents imputed interest on a non interest bearing advance to this officer with interest imputed at eight percent (8%) per annum.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             INDIVIDUAL GRANTS


                        NUMBER OF              % OF TOTAL
                        SECURITES             OPTIONS/SAR'S
                        UNDERLYING              GRANTED TO
                        OPTIONS/SAR'S            EMPLOYEES
NAME                     GRANTED               IN FISCAL YEAR

Aleron H. Larson, Jr.    100,000                 19.37%
                         100,000(1)              19.37%
                          75,000(2)              14.53%



                               EXERCISE
                              OR BASE         EXPIRATION
NAME                           PRICE ($/sh)        DATE

Aleron H. Larson, Jr.            $3.25           11/14/06
                                  3.25            6/09/03
                                  3.25            8/30/05


                          NUMBER OF            % OF TOTAL
                          SECURITES           OPTIONS/SAR'S
                          UNDERLYING           GRANTED TO
                        OPTIONS/SAR'S           EMPLOYEES
NAME                     GRANTED              IN FISCAL YEAR

Roger A. Parker          100,000                 19.27%
                          78,427(1)              15.20%
                          75,000(2)              14.53%



                               EXERCISE
                               OR BASE         EXPIRATION
NAME                         PRICE ($/sh)        DATE

Roger A. Parker                  $3.25          11/14/06
                                  3.25           6/09/03
                                  3.25           8/30/05

(1) Previously granted options to purchase shares until June 9, 2003 with exercise price repriced from $3.75 to $3.25 during fiscal year 1997.

(2)   Previously granted options to purchase shares until August
30, 2005 with exercise price repriced from $5.375 to $3.25 during fiscal year 1997.



             AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/VALUES


                                        NUMBER OF
                                       SECURITIES       VALUE OF
                                       UNDERLYING    UNEXERCISED
                                      UNEXERCISED   IN-THE-MONEY
                                          OPTIONS        OPTIONS
             SHARE                  AT FY-END (#)   AT FY-END ($)
            ACQUIRED ON   REALIZED    EXERCISABLE/   EXERCISABLE/
NAME        EXERCISE (#)      $      UNEXERCISABLE  UNEXERCISABLE

Aleron H.
Larson, Jr.       -0-         -0-     459,500 (1)/0    $532,563/0
CEO

Roger A.
Parker         84,950(2)  $405,459(2)  352,977 (1)/0   $322,717/0
President

(1) Includes as of 6/30/97, 177,500 options for Mr. Larson and 92,550 options for Mr. Parker to purchase Common Stock exercisable at $1.25 per share until September 21, 2004; 7,000 options to purchase Common Stock exercisable at $2.50 per share until August 8, 1995; 100,000 options for Mr. Larson and 78,427 options for Mr. Parker to purchase Common Stock exercisable at $3.25 per share until June 9, 2003; 75,000 options to purchase Common Stock exercisable at $3.25 per share until August 30, 2005; and 100,000 options to purchase Common Stock exercisable at $3.25 per share until November 14, 2006.

(2) Mr. Parker acquired 84,950 shares through the exercise of options to purchase shares at $1.25 per share. Mr. Parker has not sold any of these shares. Mr. Parker also returned options to purchase 21,573 shares at $3.75 per share to the Company.


         Compensation of Directors.

         Effective November 1, 1996, the Board of Directors of the Company amended its Incentive Plan to include non-employee directors. Under a formula contained in the Plan, as amended, the Company grants on an annual basis to each non-employee director options to purchase, on a pro rata basis, 7,500 shares of the Company's Common Stock for services performed during the previous 12 months at 50% of the average market price for the year or lesser portion of the year served.

         During the fiscal year 1997, the Company granted options under the above referenced formula as contained in the Plan to purchase the Company's Common Stock to non- employee directors as follows:


                 Number of           Exercise         Expiration
                 Options               Price              Date

Terry Enright     7,500             $ 3.15/share        12/31/06
Don E. Mettler    5,625               3.21/share        11/11/06
Jerrie F.
Eckelberger       1,875               2.98/share        12/31/06

         In addition, the outside non-employee directors are each paid $500 per month. Don E. Mettler, Jerrie F. Eckelberger and
Terry D. Enright were paid $1,500, $4,000 and $6,000, respectively, during the year ended June 30, 1997.

         Employment Contracts and Termination of Employment and
Change-in-Control Agreement.

         On May 29, 1996, the Company's Compensation Committee authorized the Company to enter into employment agreements with the Company's Chairman and President which employment agreements replaced and superseded the prior employment agreements with such persons. (See Form 8-K dated June 27, 1996). Under the employment agreements the Chairman and President each receive a salary of $198,000 per year. The employment agreements have five year terms and include provisions for cars, parking and health insurance. Terms of the employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event of a change in control of the Company, as defined in Delta's 1993 Incentive Plan, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the employment agreements. Also in the event of a change of control and irrespective of any resulting termination, the Company will immediately cause all of each employee's then outstanding unexercised options to be exercised by the Company on behalf of the employee with the Company paying the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

         Report on Repricing of Options.

         The Compensation Committee/Incentive Plan Committee reported that options to purchase shares which were previously awarded under the Company's Incentive Plan were repriced as indicated in the accompanying tables and footnotes thereto in this section. Options for other employees were also repriced coincident with the repricing of options for the named executive officers. New prices for all options were set at or above the market price for the underlying Common Stock. Options were repriced to provide additional incentive to officers and employees to continue to improve Company performance and value and as a reward for past employee contributions.

         Retirement Savings Plan.

         During 1997 the Company began sponsoring a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan available to companies with fewer than 100 employees. Under the SIMPLE IRA plan, the Company employees may make annual salary reduction contributions of up to three percent (3%) of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. The Company will make matching contributions on behalf of employees who meet certain eligibility requirements. During the fiscal year ended June 30, 1997, the Company contributed
$4,491 under the Plan.

         REPORT OF THE COMPENSATION AND INCENTIVE PLAN COMMITTEES
                       REGARDING COMPENSATION ISSUES

         The objective of the Compensation Committee is to design the Company's executive compensation program to enable the Company to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders.
The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value.

         In furtherance of this objective, the Compensation
Committee has determined that the program should have the following components:

         Base Salaries: The Committee believes that the Company should offer competitive base salaries to enable it to attract, motivate and retain capable executives. The Committee has in the past determined levels of the base compensation using published compensation surveys and other information for energy and similar sized companies. The Committee may or may not use such surveys or other information to determine levels of base compensation in the future.

         Long-Term Incentives: The Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold Company stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in the form of restricted stock or stock options or others grants under the Company's 1993 Incentive Plan, as amended.

         With specific reference to the Chairman/Chief Executive Officer and the President, the Committee attempts to exercise great latitude in setting salary and bonus levels and granting stock options. Philosophically, the Committee attempts to relate executive compensation to those variables over which the individual executive generally has control.
These officers have the primary responsibility for improving shareholder value for the whole Company.

         The Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholder value is increased and executives are rewarded commensurately. Corporate performance includes circumstances that will result in long-term increases in shareholder value notwithstanding that such circumstances may not be reflected in the immediate increase in Company profits or share price. It is the Committee's objective to emphasize and promote long-term growth of shareholder value over short-term, quarter to quarter performance whenever these two concepts are in conflict. The Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.

         In 1993, the Internal Revenue Code was amended to add
section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While the Company generally intends to qualify payment of compensation under section 162(m), the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file initial reports of securities ownership of the Company and reports of changes in ownership of equity securities of the Company with the Securities and Exchange Commission ("SEC").
Such persons also are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, during the fiscal year ended
June 30, 1997, the Company's officers and directors complied with all applicable Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers and directors and their written representations that such reports accurately reflect all reportable transactions.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    (a) On May 23, 1997, Delta entered into a settlement agreement with Snyder Oil Corporation ("SOCO") and the Trustee in Bankruptcy for Underwriters Financial Group, Inc.
("UFG"). The agreement was subsequently approved by the Bankruptcy Court. Under the settlement agreement: 1) UFG granted a lien to SOCO upon 888,063 shares of Common Stock which UFG owned in Delta; 2) SOCO released its lien upon 3,357,000 shares of Common Stock of Amber Resources Company ("Amber") owned by Delta; and 3) Delta released its lien upon the 888,063 shares of Common Stock of Delta owned by UFG.

         Previously, under a series of agreements between UFG and Delta beginning in 1992, Delta acquired 72% of the shares of Common Stock of Amber from UFG, subject to a promissory note owed by UFG to SOCO. Delta also held a lien on 888,063 shares of Delta Common Stock owned by UFG as collateral to assure that UFG would discharge the promissory note to SOCO. SOCO held a lien on Delta's Amber shares (representing 72% of Amber), also as collateral, to assure the repayment of the promissory note by UFG.

         Delta was not obligated to pay the promissory note. However, because the note encumbered a portion of the shares of Amber Common Stock owned by Delta, Delta recorded an aggregate amount representing principal and accrued interest on the promissory note as a current liability. UFG defaulted on the promissory note due SOCO and in December of 1995 filed under Chapter 11 in the U.S. Bankruptcy Court of the Southern District of New York. Monthly accrual of interest was charged by Delta against income until the UFG bankruptcy filing.

         As a result of the settlement agreement, the liability for the promissory note was eliminated with a corresponding increase in Delta's stockholders' equity.

         The settlement agreement imposes certain restrictions upon sales of the Delta Common Stock owned by UFG into the public market in addition to any restrictions provided by SEC Rule 144 for affiliates. Included in the agreement is an amended stock voting agreement whereby Aleron H. Larson, Jr. and Roger A. Parker, Delta's Chairman and President, respectively, have the right to vote the Delta shares owned by UFG. The agreement also contains certain covenants relating to the issuance of Delta securities.

         In connection with the settlement agreement, the parties have also entered into a stipulation relating to the recession of an agreement dated February 22, 1995 between Delta and UFG. Under the stipulation, Delta returned to UFG 92,117 shares of Delta Common Stock owned by UFG and 491,300 shares of UFG Common Stock which had previously been issued to Delta by UFG to satisfy $1,473,864 owed by UFG to Delta.
Under the stipulation, which was approved by UFG's Bankruptcy Court, Delta was deemed to have an allowed general unsecured claim in the UFG bankruptcy estate in the amount of $1,473,864.

    (b) Effective October 28, 1992, the Company entered into a five year consulting agreement with Burdette A. Ogle and Ronald Heck which provides for an aggregate fee to the two of them of $10,000 per month. (See Form 8-K dated December 4, 1992; Exhibit 28.2.) The Company has agreed to extend this agreement for one year. Messrs. Ogle and Heck own beneficially 14.29% and 4.79%, respectively, of the Company's outstanding Common Stock. To the Company's best knowledge and belief, the consulting fee paid to Messrs. Ogle and Heck is comparable to those fees charged by Messrs. Ogle and Heck to other companies owning interests in properties offshore California for consulting services rendered to those other companies with respect to their own offshore California interests. It is the Company's understanding that, in the aggregate, Mr. Ogle represents, as a consultant, a significant percentage of all of the ownership interests in the various properties that are located in the same general vicinity of the Company's offshore California properties. Mr. Ogle also consults and advises the Company relative to properties in areas other than offshore California, relative to potential property acquisitions and with respect to the Company's general oil and gas business. It is the Company's opinion that the fees paid to Messrs. Ogle and Heck for the services rendered are comparable to fees that would be charged by similarly qualified non-affiliated persons for similar services.

    (c) Effective February 25, 1994, Burdette A. Ogle ("Ogle"), at the time a 21.44% shareholder of Delta, granted Delta an option ("Option") to acquire working interests in three proved undeveloped offshore Santa Barbara, California federal oil and gas units ("Interests"). On August 31, 1994, in an addendum to the February 25, 1994 Agreement granting the Option,
Ogle agreed to extend the period during which the Option could be exercised until January 3, 1995 in consideration of the issuance by Delta to Ogle of warrants to purchase 100,000 shares of Common Stock at a price of $8.00 per share until August 31, 1999 with a call provision whereby Delta may repurchase any unexercised warrants for an aggregate sum of $1,000 after the stock has traded at $10.00 per share or greater for thirty consecutive trading days. On January 3, 1995, the Company exercised its option to acquire these properties from Ogle.
Under the Purchase and Sale Agreement and related assignment and conveyance of the interests, Ogle immediately assigned and conveyed the Interests to Delta. The purchase price of $8,000,000 is represented by a production payment reserved in the documents of Assignment and Conveyance and is payable out of three percent (3%) of the oil and gas production from the working interests with a requirement for minimum annual payment. Delta paid Ogle $250,000 in 1995, $250,000 in 1996, $350,000 in
1997 and is to pay a minimum of $350,000 annually thereafter until the earlier of: 1) when the production payments accumulate to the $8,000,000 purchase price; 2) when 80% of the ultimate reserves of any lease have been produced; or 3)
30 years from the date of the conveyance. Delta already owned other interests in these same federal units.

         The terms of the transaction with Mr. Ogle were arrived at through arms-length negotiations initiated by management of the Company. The Company is of the opinion that the transaction is on terms no less favorable to the Company than those which could have been obtained from non-affiliated parties. No independent determination of the fairness and reasonableness of the terms of the transaction was made by any outside person. Management believes the terms are comparable to terms that would have been negotiated in a transaction with non-affiliates.

    (d) On September 5, 1995, the Company acquired certain leases in Jackson County, Colorado from Sunnyside Production Company, LLC ("Sunnyside"), a company in which Ogle is an affiliate owner, for 26,627 shares of the Company's common stock. This transaction was recorded at Sunnyside's predecessor cost for the portion attributable to Ogle's interest.

    (e) On February 12, 1996, the Board of Directors granted Aleron H. Larson, Jr. and Roger A. Parker, the Company's Chairman and President, respectively, the right to participate on a non-promoted basis in up to a five percent (5%) working interest in any Delta well drilled, re-entered, completed or recompleted by Delta on its acreage (provided that any well to be re-entered or recompleted is not then producing economic quantities of hydrocarbons). Prior to commencement of the work on any such well, Messrs. Larson and Parker shall pay to the Company the unpromoted cost thereof as estimated by the Company's consulting engineers.

    (f) On May 29, 1996, the Company's Compensation Committee authorized the Company to enter into employment agreements with the Company's Chairman and President, which employment agreements replaced and superseded the prior employment agreements with such persons. (See Form 8-K dated June 27, 1996). The employment agreements have five year terms and include provisions for cars, parking and health insurance. Terms of the employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event of a change in control of the Company, as defined in Delta's 1993 Incentive Plan, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the
employment agreements.   Also in the event of a change of control
and irrespective of any resulting termination, the Company will immediately cause all of each employee's then outstanding unexercised options to be exercised by the Company on behalf of the employee with the Company paying the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

    (g) During the fiscal year ended June 30, 1997, the Company made loans to Roger A. Parker, its President, each loan bearing
interest at 6%.   As of June 30, 1997, the Company
was owed $46,660 by Mr. Parker. During a portion of the year ended June 30, 1997, Mr. Parker was indebted to the Company in a maximum amount of $167,500 plus applicable interest as a result of borrowing from the Company.

    (h) On January 7, 1997, Mr. Parker returned 21,573 options to purchase shares of Common Stock at $3.75 to the Company. At that time the market price of the Company's Common Stock was
$6.50 per share.   On the same date, the Company wrote off a
receivable in the amount of $59,326 from Apex Operating Company, Inc., a company affiliated with Mr. Parker by reason of his position as its President and his ownership of 100% of its common stock. Mr. Parker's return of the 21,573 options was voluntary and was done as an attempt to restore an approximately equivalent value to the Company.

    (i) During the fiscal year ended June 30, 1997, Mr. Parker exercised options to purchase 14,450 shares of the Company's Common Stock. Payment for these shares of common stock purchased upon the exercise of an option was made in shares of the Company's Common Stock owned by Mr. Parker pursuant to the Company's 1993 Incentive Plan, as amended. As a result of this transaction, the Company recorded at cost the 4,070 reacquired shares of the Company's Common Stock.

                    APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders of the Company, the Board has designated the firm of KPMG Peat Marwick LLP, Suite 2300, 707 17th Street, Denver, Colorado 80202, as independent auditors to examine and audit the Company's financial statements for the fiscal year 1998. This firm has audited the Company's financial statements for four years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give the shareholders of the Company the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes entitled to be cast. A majority of the vote represented at the Annual
Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG Peat Marwick LLP.

         A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR this proposal.


                           SHAREHOLDER PROPOSALS


         Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1998 Annual Meeting of Shareholders must be received by Aleron H. Larson, Jr.,
Secretary, at 555 17th Street, Suite 3310, Denver, Colorado
80202, no later than September 1, 1998.

                         GENERAL AND OTHER MATTERS


         The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgement on such matters.

         The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

         Available Information. Upon request of any shareholder, the Company's Annual Report for the year ended June 30, 1997 filed with the SEC on Form 10-KSB, including financial statements, the schedules and any amendments thereto, will be sent to the shareholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to the Secretary of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202 or by telephone (303) 293-9133.

         You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                            By order of the Board of Directors


                             s/Aleron H. Larson, Jr.

                                Aleron H. Larson, Jr.
                                  Chairman/CEO


October 23, 1997